Exhibit 99.1

NEWS

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022 FIRST QUARTER RESULTS

FISCAL 2022 Q1 HIGHLIGHTS

•	Net sales of $848.5 million, an increase of 9.9% YoY
•	Average daily sales growth of nearly 500 basis points above Industrial Production Index
•	Operating income of $90.7 million, or $96.0 million excluding restructuring and other charges[1]
•	Operating margin of 10.7%, or 11.3% excluding restructuring and other charges[1]
•	Diluted EPS of $1.18 vs. $0.69 in the prior fiscal year quarter
•	Adjusted diluted EPS of $1.25 vs. $1.11 in the prior fiscal year quarter, a 12.6% increase[1]

MELVILLE, NY and DAVIDSON, NC, DECEMBER  22, 2021 - MSC INDUSTRIAL SUPPLY CO. (NYSE: MSM), "MSC" or the "Company," a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services, today reported financial results for its fiscal 2022 first quarter ended November  27, 2021.

Financial Highlights[2]	FY22 Q1		FY21 Q1		Change
Net Sales	$848.5		$771.9		9.9%
Income from Operations	$90.7		$53.9		68.3%
Operating Margin	10.7%		7.0%
Net Income attributable to MSC	$66.1		$38.5		71.8%
Diluted EPS	$1.18	[3]	$0.69	[3]	71.0%

Adjusted Financial Highlights[1,2]	FY22 Q1		FY21 Q1		Change
Net Sales	$848.5		$771.9		9.9%
Income from Operations	$96.0		$84.9		13.1%
Operating Margin	11.3%		11.0%
Net Income attributable to MSC	$70.0		$61.9		13.1%
Diluted EPS	$1.25	[3]	$1.11	[3]	12.6%

1  Reflects severance and related charges for a headcount reduction to better align with our strategy. Represents a non-GAAP financial measure and reconciliations to the most directly comparable GAAP financial measure is presented in the schedules accompanying this press release.

2 In millions except percentages and per share data or as otherwise noted.

3 Based on 55.9 million weighted-average diluted shares outstanding for FY22 Q1 and 55.8 million weighted-average diluted shares outstanding for FY21 Q1.

Erik Gershwind, President and Chief Executive Officer, said, “Our fiscal first quarter was a strong start to the year. Average daily sales grew 9.9% as we sustained our market share capture rate by outgrowing the Industrial Production Index by nearly 500 basis points. We translated that top line growth into double digit earnings growth and strong operating expense leverage. Gross margins, on the other hand, came in below our expectations. We implemented countermeasures quickly and saw improvement towards the end of the quarter and into December. We expect gross margins to bounce back in our fiscal second quarter and we expect to achieve our goal of keeping gross margins roughly flat for the full year.”

Kristen Actis-Grande, Executive Vice President and Chief Financial Officer, added, "We produced double-digit earnings growth in the first quarter due to strong top line performance and excellent cost controls. Adjusted operating expenses as a percentage of sales dropped 70 basis points year over year fueled by productivity improvements. Our Mission Critical initiatives achieved savings of $10 million and we reinvested $7 million in the quarter. Momentum is building in our business and, as of now, we are trending towards the higher end of our annual operating margin framework. We also see low double-digit ADS growth as a possibility for fiscal 2022. If this happens, operating margins would lift beyond the ranges in our annual operating margin framework.”

Gershwind concluded, “I am encouraged by the recent progress I see in the Company. Looking beyond this fiscal year, we are on track to achieve our goals of growing sales by at least 400 basis points above the Industrial Production Index and returning ROIC to the high-teens by the end of fiscal 2023.”

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

Conference Call Information

MSC will host a conference call today at 8:30 a.m. EST to review the Company’s fiscal 2022 first quarter results. The call, accompanying slides, and other operational statistics may be accessed at: http://investor.mscdirect.com. The conference call may also be accessed at 1-877-443-5575 (U.S.), 1-855-669-9657 (Canada) or 1-412-902-6618 (international).

An online archive of the broadcast will be available until January 5, 2022.

The Company’s reporting date for fiscal 2022 second quarter results is scheduled for March 30, 2022.

Contact Information

Investors:	Media:
John G. Chironna	Paul Mason
Vice President, Investor Relations and Treasurer	Director, Corporate Communications
(704) 987-5231	(336) 817-2131

About MSC Industrial Supply Co.

MSC Industrial Supply Co. (NYSE: MSM) is a leading North American distributor of metalworking and maintenance, repair and operations (MRO) products and services. We help our customers drive greater productivity, profitability and growth with approximately  2.0 million products, inventory management and other supply chain solutions, and deep expertise from over 80 years of working with customers across industries. Our experienced team of more than 6,500 associates is dedicated to working side by side with our customers to help drive results for their businesses - from keeping operations running efficiently today to continuously rethinking, retooling, and optimizing for a more productive tomorrow. For more information on MSC Industrial, please visit mscdirect.com.

Cautionary Note Regarding Forward-Looking Statements:

Statements in this press release may constitute "forward-looking statements" under the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, that address activities, events or developments that we expect, believe or anticipate will or may occur in the future, including statements about the future impact of COVID-19 on our business operations, results of operations and financial condition, expected future results, expected benefits from our investment and strategic plans and other initiatives, and expected future growth, profitability and return on invested capital, are forward-looking statements. The words “will,” “may,” “believes,” “anticipates,” “thinks,” “expects,” “estimates,” “plans,” “intends,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The inclusion of any statement in this press release does not constitute an admission by MSC or any other person that the events or circumstances described in such statement are material. Factors that could cause actual results to differ materially from those in forward-looking statements include the following, many of which are and will be amplified by the COVID-19 pandemic: the impact of the COVID-19 pandemic on our sales, operations and supply chain; general economic conditions in the markets in which we operate, including conditions resulting from the COVID-19 pandemic; changing customer and product mixes; competition, including the adoption by competitors of aggressive pricing strategies and sales methods; industry consolidation and other changes in the industrial distribution sector; our ability to realize the expected benefits from our investment and strategic plans, including our transition from being a spot-buy supplier to a mission-critical partner to our customers; our ability to realize the expected cost savings and benefits from our restructuring activities and structural cost reductions; the retention of key personnel; volatility in commodity and energy prices; the credit risk of our customers, including changes in credit risk as a result of the COVID-19 pandemic; the risk of customer cancellation or rescheduling of orders; difficulties in calibrating customer demand for our products, in particular personal protective equipment or “PPE” products, which could cause an inability to sell excess products ordered from manufacturers resulting in inventory write-downs or could conversely cause inventory shortages of such products; work stoppages, labor shortages or other business interruptions (including those due to extreme weather conditions or as a result of the COVID-19 pandemic) at transportation centers, shipping ports, our headquarters or our customer fulfillment centers; disruptions or breaches of our information technology systems, or violations of data privacy laws; the retention of qualified sales and customer service personnel and metalworking specialists; the risk of loss of key suppliers or contractors or key brands or supply chain disruptions, including due to import restrictions resulting from the COVID-19 pandemic; changes to governmental trade policies, including the impact from significant import restrictions or tariffs; risks related to opening or expanding our customer fulfillment centers; our ability to estimate the cost of healthcare claims incurred under our self-insurance plan; litigation risk due to the nature of our business; risks associated with the integration of acquired businesses or other strategic transactions; financial restrictions on outstanding borrowings; our ability to maintain our credit facilities; the interest rate uncertainty due to the London InterBank Offered Rate (“LIBOR”) reform; the failure to comply with applicable environmental, health and safety laws and regulations, including government action in response to the COVID-19 pandemic, and other laws applicable to our business; the outcome of government or regulatory proceedings or future litigation; goodwill and intangible assets recorded resulting from our acquisitions could be impaired; our common stock price may be volatile due to factors outside of our control; and our principal shareholders exercise significant control over us, which may result in our taking actions or failing to take actions which our other shareholders do not prefer. Additional information concerning these and other risks is described under "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in our Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively, and in the other reports and documents that we file with the U.S. Securities and Exchange Commission. We expressly disclaim any obligation to update any of these forward-looking statements, except to the extent required by applicable law.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Balance Sheets

(In thousands)

	November 27,	August 28,
	2021	2021
ASSETS	(Unaudited)
Current Assets:
Cash and cash equivalents	$62,875	$40,536
Accounts receivable, net of allowance for credit losses	578,654	560,373
Inventories	622,624	624,169
Prepaid expenses and other current assets	84,255	89,167
Total current assets	1,348,408	1,314,245
Property, plant and equipment, net	298,975	298,416
Goodwill	691,867	692,704
Identifiable intangibles, net	98,419	101,854
Operating lease assets	52,824	49,011
Other assets	5,851	5,885
Total assets	$2,496,344	$2,462,115

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Current portion of debt including obligations under finance leases	$204,484	$202,433
Current portion of operating lease liabilities	13,703	13,927
Accounts payable	177,823	186,330
Accrued expenses and other current liabilities	190,265	159,238
Total current liabilities	586,275	561,928
Long-term debt including obligations under finance leases	558,318	583,616
Noncurrent operating lease liabilities	40,447	36,429
Deferred income taxes and tax uncertainties	108,827	108,827
Other noncurrent liabilities	9,443	9,443
Total liabilities	1,303,310	1,300,243
Commitments and Contingencies
Shareholders’ Equity:
Preferred Stock	—	—
Class A Common Stock	48	48
Class B Common Stock	9	9
Additional paid-in capital	756,314	740,867
Retained earnings	556,586	532,315
Accumulated other comprehensive loss	(22,065)	(17,984)
Class A treasury stock, at cost	(108,138)	(104,384)
Total MSC shareholders’ equity	1,182,754	1,150,871
Noncontrolling interest	10,280	11,001
Total shareholders’ equity	1,193,034	1,161,872
Total liabilities and shareholders’ equity	$2,496,344	$2,462,115

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Income

(In thousands, except per share data)

(Unaudited)

	Thirteen Weeks Ended
	November 27,	November 28,
	2021	2020
Net sales	$848,547	$771,904
Cost of goods sold	495,951	448,586
Gross profit	352,596	323,318
Operating expenses	256,581	238,705
Impairment loss, net	—	26,726
Restructuring costs	5,283	3,979
Income from operations	90,732	53,908
Other income (expense):
Interest expense	(3,728)	(3,356)
Interest income	19	21
Other income (expense), net	(413)	651
Total other expense	(4,122)	(2,684)
Income before provision for income taxes	86,610	51,224
Provision for income taxes	20,353	12,447
Net income	66,257	38,777
Less: Net income attributable to noncontrolling interest	190	323
Net income attributable to MSC	$66,067	$38,454
Per share data attributable to MSC:
Net income per common share:
Basic	$1.19	$0.69
Diluted	$1.18	$0.69
Weighted average shares used in computing net income per common share:
Basic	55,530	55,659
Diluted	55,856	55,850

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Comprehensive Income

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 27,	November 28,
	2021	2020
Net income, as reported	$66,257	$38,777
Other comprehensive income, net of tax:
Foreign currency translation adjustments	(4,992)	2,196
Comprehensive income	61,265	40,973
Comprehensive income attributable to noncontrolling interest:
Net income	(190)	(323)
Foreign currency translation adjustments	911	(461)
Comprehensive income attributable to MSC	$61,986	$40,189

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirteen Weeks Ended
	November 27,	November 28,
	2021	2020
Cash Flows from Operating Activities:
Net income	$66,257	$38,777
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,407	17,105
Non-cash operating lease cost	4,223	4,342
Stock-based compensation	5,689	4,238
Loss on disposal of property, plant and equipment	104	296
Provision for credit losses	1,837	2,503
Changes in operating assets and liabilities:
Accounts receivable	(21,805)	(3,655)
Inventories	(755)	22,950
Prepaid expenses and other current assets	4,172	(2,168)
Operating lease liabilities	(4,246)	(4,103)
Other assets	(27)	324
Accounts payable and accrued liabilities	(15,052)	22,621
Total adjustments	(8,453)	64,453
Net cash provided by operating activities	57,804	103,230
Cash Flows from Investing Activities:
Expenditures for property, plant and equipment	(15,262)	(7,893)
Net cash used in investing activities	(15,262)	(7,893)
Cash Flows from Financing Activities:
Repurchases of common stock	(4,559)	(3,159)
Payments of regular cash dividends	—	(41,815)
Proceeds from sale of Class A Common Stock in connection with associate stock purchase plan	1,029	963
Proceeds from exercise of Class A Common Stock options	7,097	5,600
Borrowings under credit facilities	26,000	—
Payments under credit facilities	(50,000)	(130,000)
Payments on finance lease and financing obligations	(418)	(516)
Other, net	1,057	1,269
Net cash used in financing activities	(19,794)	(167,658)
Effect of foreign exchange rate changes on cash and cash equivalents	(409)	214
Net increase (decrease) in cash and cash equivalents	22,339	(72,107)
Cash and cash equivalents – beginning of period	40,536	125,211
Cash and cash equivalents – end of period	$62,875	$53,104

Supplemental Disclosure of Cash Flow Information:
Cash paid for income taxes	$1,606	$1,605
Cash paid for interest	$2,272	$1,908

Supplemental Disclosure of Non-Cash Financing Activities:
Cash dividends declared, but not yet paid	$41,740	$195,351

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

Non-GAAP Financial Measures

•	Results Excluding Impairment Loss (prior year), Restructuring Costs, Legal Costs, and Other Related Costs and Tax Effects

To supplement MSC’s unaudited selected financial data presented consistent with accounting principles generally accepted in the United States (“GAAP”), the Company discloses certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP operating expenses, non-GAAP income from operations, non-GAAP operating margin, non-GAAP provision for income taxes, non-GAAP net income and non-GAAP diluted earnings per share, that exclude impairment loss (prior year), restructuring costs, legal costs for impairment of prepaid PPE during fiscal year 2021, and other related costs and tax effects.

These non-GAAP financial measures are not presented in accordance with GAAP or an alternative for GAAP financial measures and may be different from similar non-GAAP financial measures used by other companies. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP financial measures and should only be used to evaluate MSC’s results of operations in conjunction with the corresponding GAAP financial measures.

In calculating non-GAAP financial measures, we exclude impairment loss (prior year), restructuring costs, legal costs for impairment of prepaid PPE during fiscal year 2021, and other related costs and tax effects. Management makes these adjustments to facilitate a review of the Company’s operating performance on a comparable basis between periods, for comparison with forecasts and strategic plans, for identifying and analyzing trends in the Company’s underlying business and for benchmarking performance externally against competitors. We believe that investors benefit from seeing results from the perspective of management in addition to seeing results presented in accordance with GAAP for the same reasons and purposes for which management uses such non-GAAP financial measures.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended November 27, 2021
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability	Non-GAAP Financial Measure
	Total MSC	Restructuring Costs	Adjusted Total MSC
Net Sales	$848,547	$-	$848,547

Cost of Goods Sold	495,951	-	495,951

Gross Profit	352,596	-	352,596
Gross Margin	41.6%	-	41.6%

Operating Expenses	256,581	-	256,581
Operating Exp as % of Sales	30.2%		30.2%

Restructuring Costs	5,283	5,283	-

Income from Operations	90,732	(5,283)	96,015
Operating Margin	10.7%	-0.6%	11.3%

Total Other Expense	(4,122)	-	(4,122)

Income before provision for income taxes	86,610	(5,283)	91,893

Provision for income taxes	20,353	(1,334)	21,687
Net income	66,257	(3,949)	70,206
Net income attributable to noncontrolling interest	190	-	190
Net income attributable to MSC	$66,067	$(3,949)	$70,016

Net income per common share:
Diluted	$1.18	$(0.07)	$1.25

*Individual amounts may not agree to the total due to rounding.

MSC INDUSTRIAL SUPPLY CO. REPORTS FISCAL 2022  FIRST QUARTER RESULTS

MSC INDUSTRIAL DIRECT CO., INC.
Reconciliation of GAAP and Non-GAAP Financial Information
Thirteen Weeks Ended November 28, 2020
(In thousands, except percentages and per share data)

	GAAP Financial Measure	Items Affecting Comparability			Non-GAAP Financial Measure
	Total MSC	Restructuring Costs	Impairment Loss	Legal Costs(1)	Adjusted Total MSC
Net Sales	$771,904	$-	$-	$-	$771,904

Cost of Goods Sold	448,586	-	-	-	448,586

Gross Profit	323,318	-	-	-	323,318
Gross Margin	41.9%	-	-	-	41.9%

Operating Expenses	238,705	-	-	293	238,412
Operating Exp as % of Sales	30.9%			0.0%	30.9%

Impairment Loss	26,726	-	26,726	-	-

Restructuring Costs	3,979	3,979	-	-	-

Income from Operations	53,908	(3,979)	(26,726)	(293)	84,906
Operating Margin	7.0%	-0.5%	-3.5%	0.0%	11.0%

Total Other Expense	(2,684)	-	-	-	(2,684)

Income before provision for income taxes	51,224	(3,979)	(26,726)	(293)	82,222

Provision for income taxes	12,447	(967)	(6,494)	(72)	19,980
Net income	38,777	(3,012)	(20,232)	(221)	62,242
Net income attributable to noncontrolling interest	323	-	-	-	323
Net income attributable to MSC	$38,454	$(3,012)	$(20,232)	$(221)	$61,919

Net income per common share:
Diluted	$0.69	$(0.05)	$(0.36)	$(0.00)	$1.11

(1) Legal costs incurred relate to the impairment of prepaid PPE during fiscal year 2021.
*Individual amounts may not agree to the total due to rounding.